UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  July 7, 2005

SCHOOL SPECIALTY, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	000-24385	39-0971239
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

W6316 Design Drive Greenville, Wisconsin 54942
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (920) 734-5712

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.

Other Items.

On July 7, 2005, School Specialty, Inc. issued a press release announcing that it has received notification that the Federal Trade Commission has granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 with respect to the previously announced definitive merger agreement that provides for the acquisition of School Specialty by an affiliate of Bain Capital Partners, LLC.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Additional Information

In connection with School Specialty’s solicitation of proxies for the meeting of shareholders to be called with respect to the proposed merger, on June 28, 2005, School Specialty filed with the SEC a preliminary proxy statement, and will furnish to shareholders of School Specialty a definitive proxy statement when available.  Shareholders are advised to read the proxy statement when it is finalized and distributed to shareholders because it will contain important information.  Shareholders will be able to obtain a free-of-charge copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov.  Shareholders will also be able to obtain a free-of-charge copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to School Specialty, Inc., W6316 Design Drive, Greenville, Wisconsin 54942, Attention:  Chief Financial Officer, Telephone: 920-734-5712, or from School Specialty’s website, http://www.schoolspecialty.com.

Item 9.01.  Exhibits.

Exhibit No.	Description

99.1	Press Release dated July 7, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHOOL SPECIALTY, INC.

Dated: July 7, 2005	By:/s/ Mary M. Kabacinski
Mary M. Kabacinski Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 7, 2005